UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 21, 2004

BOSTON PROPERTIES LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware	0-50209	04-3372948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Huntington Avenue, Suite 300, Boston, Massachusetts	02199
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(617) 236-3300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 8.01. Other Events.

On June 30, 1998, Boston Properties, Inc. (the “Company”), the general partner of Boston Properties Limited Partnership (the “Operating Partnership”), acquired from entities controlled by Mr. Alan B. Landis a portfolio of properties known as the Carnegie Center Portfolio and related operations in Princeton, New Jersey, for approximately $276.0 million in total consideration, consisting of $137.0 million in cash, the assumption of $64.0 million of debt and the issuance of Series One Preferred Units of limited partnership interest in the Operating Partnership having an aggregate liquidation preference of approximately $83.0 million. The Series One Preferred Units were convertible into common units of limited partnership interest in the Operating Partnership (“Common Units”) at $38.25 per Common Unit and have all been converted into Common Units. Under the agreement to acquire the Carnegie Center Portfolio, the Company also obtained the right to acquire three additional Class A buildings located in the Carnegie Center office complex, which were acquired on March 1, 2000 through the assumption of approximately $49.0 million of mortgage financing and the issuance of an aggregate of 577,817 Common Units. Currently, Mr. Landis owns, directly or indirectly through his affiliates, 1,551,255 Common Units.

In connection with the acquisition of the Carnegie Center Portfolio, Mr. Landis became a director of the Company pursuant to an Agreement Regarding Directorship, dated as of June 30, 1998, with the Company (the “Directorship Agreement”). Under the Directorship Agreement, the Company agreed to nominate Mr. Landis for re-election as a director at each annual meeting of stockholders of the Company in a year in which his term expires, provided that specified conditions are met. Mr. Landis remains a director of the Company, although he does not qualify as an independent director for purposes of the New York Stock Exchange corporate governance rules.

Additionally, in connection with the acquisition of the Carnegie Center Portfolio, the Operating Partnership entered into a development agreement with an affiliate of Mr. Landis providing for up to approximately 2,000,000 square feet of development in or adjacent to the Carnegie Center office complex (the “Development Agreement”). Under the Development Agreement, an affiliate of Mr. Landis agreed to, for a period of twenty years ending June 30, 2018, give the Operating Partnership rights to acquire and develop the land subject to the Development Agreement and restrict the ability of the affiliate of Mr. Landis to otherwise sell this land to third parties. Generally, for each land parcel that the Operating Partnership may choose to acquire under the Development Agreement, affiliates of Mr. Landis were entitled to receive $20 per rentable square foot of property developed and, if stabilized returns for the property exceeded established target annual returns, additional payments based on the stabilized returns. The Development Agreement also provided that prior to the development of a land parcel, the land parcel would be acquired by an entity controlled by the Operating Partnership and in which Mr. Landis or an affiliate of Mr. Landis would have an interest and, upon negotiated terms and conditions, the Operating Partnership and an affiliate of Mr. Landis would form a development company to provide development services for projects under the Development Agreement. For the development services, the entity that acquired the land parcel was to pay the development company a total fee of $5.00 per rentable square foot actually constructed. Revenues and expenses of the development company were to be shared equally by the

Operating Partnership and the affiliate of Mr. Landis. Also, pursuant to the Development Agreement, Mr. Landis, personally, had the right to receive compensation from the development company at a rate of $250,000 per year so long as he continued to play a meaningful role in development activities. Through the date of this report, Mr. Landis has not received any such compensation.

In the past few years, the Operating Partnership and Mr. Landis have been unable to agree on terms of ancillary documents that were to be entered into under the Development Agreement and, on October 21, 2004, entered into an Agreement to modify several provisions of the Development Agreement (the “2004 Agreement”). Under the terms of the 2004 Agreement, the Operating Partnership and affiliates of Mr. Landis amended the Development Agreement to limit the rights of Mr. Landis and his affiliates to participate in the development of properties under the Development Agreement. Among other things, Mr. Landis has agreed that (1) Mr. Landis and his affiliates will have no right to participate in any entity formed to acquire land parcels or the development company formed by the Operating Partnership to provide development services under the Development Agreement, (2) Mr. Landis will have no right or obligation to play a role in development activities engaged in by the development company formed by the Operating Partnership under the Development Agreement or receive compensation from the development company and (3) the affiliate of Mr. Landis will have no right to receive a contingent payment for developed properties based on stabilized returns. In exchange, the Company (together with the Operating Partnership) has agreed to:

•	effective as of June 30, 1998, pay Mr. Landis $125,000 on January 1 of each year until the earlier of (A) January 1, 2018, (B) the termination of the Development Agreement or (C) the date on which all development properties under the Development Agreement have been conveyed pursuant to the Development Agreement, with $750,000, representing payments of this annual amount from 1998 to 2004, being paid currently; and

•	pay an affiliate of Mr. Landis, in connection with the development of land parcels acquired under the Development Agreement, an aggregate fixed amount of $10.50 per rentable square foot of property developed (with a portion of this amount (i.e., $5.50) being subject to adjustment, in specified circumstances, based on future increases in the Consumer Price Index) in lieu of a contingent payment based on stabilized returns, which payment could have been greater or less than $10.50 per rentable square foot of property developed.

The Operating Partnership also continues to be obligated to pay an affiliate of Mr. Landis the purchase price of $20 per rentable square foot of property developed for each land parcel acquired as provided in the original Development Agreement. During the 20-year term of the Development Agreement, until such time, if any, as the Operating Partnership elects to acquire a land parcel, an affiliate of Mr. Landis will remain responsible for all carrying costs associated with such land parcel.

In addition, in connection with entering into the 2004 Agreement, Mr. Landis has resigned as a director of the Company, effective as of the earlier of (i) immediately prior to the Company’s 2005 annual meeting of stockholders and (ii) May 11, 2005, and has agreed that the Company will have no future obligation to nominate Mr. Landis as a director of the Company under the Directorship Agreement or otherwise. The scheduled effective date of Mr. Landis’s resignation will afford the Board with time, prior to the next annual stockholders meeting, to review its size and overall composition and evaluate whether it would be appropriate to identify possible candidates for nomination as a new independent director to fill the vacancy created by Mr. Landis’s resignation. Mr. Landis did not resign because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

References to, and descriptions of, the 2004 Agreement, the Development Agreement, the amendment to the Development Agreement and the Directorship Agreement as set forth herein are qualified in their entirety by reference to the copies of these agreements, included as Exhibits 99.1, 99.2, 99.3 and 99.4, respectively, to this report, and such agreements are incorporated herein in their entirety where such references and descriptions appear.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Agreement, dated as of October 21, 2004, by and among Boston Properties Limited Partnership, Boston Properties, Inc., Alan B. Landis, The Landis Group, ABL Capital Corp. and Princeton Land Partners, L.L.C. (incorporated herein by reference to Exhibit 99.1 to Boston Properties, Inc.’s Current Report on Form 8-K filed on October 25, 2004)

99.2	Development Agreement, dated as of June 30, 1998, by and among Boston Properties Limited Partnership, ABL Capital Corp. and Princeton Land Partners, L.L.C. (incorporated herein by reference to Exhibit 99.2 to Boston Properties, Inc.’s Current Report on Form 8-K filed on October 25, 2004)

99.3	First Amendment to Development Agreement, dated as of October 21, 2004, by and among Boston Properties Limited Partnership, ABL Capital Corp. and Princeton Land Partners, L.L.C. (incorporated herein by reference to Exhibit 99.3 to Boston Properties, Inc.’s Current Report on Form 8-K filed on October 25, 2004)

99.4	Agreement Regarding Directorship, dated as of June 30, 1998, by and between Boston Properties, Inc. and Alan B. Landis (incorporated herein by reference to Exhibit 99.7 to Boston Properties, Inc.’s Current Report on Form 8-K filed on July 15, 1998)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON PROPERTIES LIMITED PARTNERSHIP

By: Boston Properties, Inc., its General Partner

Date: October 25, 2004	By:	/s/ Douglas T. Linde
Douglas T. Linde
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Agreement, dated as of October 21, 2004, by and among Boston Properties Limited Partnership, Boston Properties, Inc., Alan B. Landis, The Landis Group, ABL Capital Corp. and Princeton Land Partners, L.L.C. (incorporated herein by reference to Exhibit 99.1 to Boston Properties, Inc.’s Current Report on Form 8-K filed on October 25, 2004)

99.2	Development Agreement, dated as of June 30, 1998, by and among Boston Properties Limited Partnership, ABL Capital Corp. and Princeton Land Partners, L.L.C. (incorporated herein by reference to Exhibit 99.2 to Boston Properties, Inc.’s Current Report on Form 8-K filed on October 25, 2004)

99.3	First Amendment to Development Agreement, dated as of October 21, 2004, by and among Boston Properties Limited Partnership, ABL Capital Corp. and Princeton Land Partners, L.L.C. (incorporated herein by reference to Exhibit 99.3 to Boston Properties, Inc.’s Current Report on Form 8-K filed on October 25, 2004)

99.4	Agreement Regarding Directorship, dated as of June 30, 1998, by and between Boston Properties, Inc. and Alan B. Landis (incorporated herein by reference to Exhibit 99.7 to Boston Properties, Inc.’s Current Report on Form 8-K filed on July 15, 1998)